[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.22

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE

BETWEEN

ADURO BIOTECH INC

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

LISTERIA MONOCYTOGENES PHAGE INTEGRATION VECTOR

UC Case No.: [ * ] U.S. Patent Nos. [ * ]; U.S. Patent Application Serial No. [ * ]; Foreign Patent Nos. [ * ]

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE

FOR

LISTERIA MONOCYTOGENES PHAGE INTEGRATION VECTOR

UC Case No.: [ * ] U.S. Patent Nos. [ * ]; U.S. Patent Application Serial No.[ * ]; Foreign Patent Nos. [ * ]

This Exclusive License Agreement (“Agreement”) is effective March 15, 2012 (“Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94704-1347 (“REGENTS”) and ADURO BIOTECH, INC, a Delaware corporation having a principal place of business at 626 Bancroft Way, Berkeley, CA 94710-2224 (“LICENSEE”). The parties agree as follows.

1.	BACKGROUND

1.1	REGENTS has an assignment of the “[ * ]”, invented by [ * ], employed by the University of California, Berkeley (the “INVENTION”), as described in REGENTS’ Case No. [ * ] and to the patents and patent applications under REGENTS’ PATENT RIGHTS as defined below, which are directed to the INVENTION.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.2	LICENSEE entered into a Secrecy Agreement with REGENTS effective April 13, 2010, terminating on April 13, 2015, for the purpose of evaluating the INVENTION. LICENSEE further entered into an Option to Negotiate an Exclusive License dated December 15, 2010 terminating on March 15, 2012 (the “Option”) with REGENTS granting LICENSEE an exclusive right to negotiate an option or exclusive license in REGENTS’ PATENT RIGHTS to the INVENTION, which Option covers LICENSEE’s commitment to reimburse REGENTS’ future patent costs during the period of good-faith negotiation for an exclusive license.

1.3	LICENSEE has provided REGENTS with a commercialization plan for the INVENTION and business strategy in order to evaluate its capabilities as a LICENSEE.

1.4	The development of the INVENTION was sponsored in part by various grants by U.S. Government agencies, and as a consequence, REGENTS elected to retain title to the INVENTION subject to the rights of the U.S. Government under 35 USC 200-212 and implementing regulations, including that REGENTS, in turn, has granted back to the U.S. Government a non-exclusive, non-transferable irrevocable, paid-up license to practice or have practiced the INVENTION for or on behalf of the U.S. Government throughout the world. These U.S. Government grants are National Institutes of Health Contract Nos. AI027655 and AI029619.

1.5	REGENTS and LICENSEE wish to have the INVENTION perfected and marketed so that products resulting therefrom may be available for public use and benefit on a timeline that is reasonable in light of the financing and development requirements of such products.

1.6	LICENSEE wishes to acquire, and REGENTS wishes to grant to LICENSEE, an exclusive license under the REGENTS’ PATENT RIGHTS for the purpose of undertaking development and to manufacture, use, sell, offer for sale and import LICENSED PRODUCT(S) as defined below.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.	DEFINITIONS

2.1	“AFFILIATE” of LICENSEE means any entity that, directly or indirectly, Controls LICENSEE, is Controlled by LICENSEE, or is under common Control with LICENSEE. “Control” means (i) having the actual, present capacity to elect a majority of the directors of such affiliate, (ii) having the power to direct at least [ * ] of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law so long as control is secured by such ownership.

2.2	“CRE” shall mean efforts and diligence in developing and commercializing LICENSED PRODUCTS, and in undertaking investigations and actions required to obtain regulatory approvals, necessary to market LICENSED PRODUCTS in the LICENSED FIELD in the Territory, such reasonable efforts and diligence to be, on a country-by-country basis, in accordance with the efforts and resources LICENSEE would use for a product candidate owned by it or to which it has rights, which is of similar market potential as the applicable LICENSED PRODUCT, taking into account the competitiveness of the marketplace, the proprietary position of the LICENSED PRODUCT, the relative potential safety and efficacy of the LICENSED PRODUCT, the cost of goods and availability of capacity to manufacture and supply the LICENSED PRODUCT at commercial scale, the profitability of the applicable LICENSED PRODUCT, and other relevant factors including, without limitation, technical, legal, scientific or medical factors. CRE does not include LICENSEE [ * ] a LICENSED PRODUCT (including active study of dosage, formulation, or safety issues) for [ * ].

2.3	“LICENSED FIELD OF USE” means any and all uses.

2.4	“LICENSED METHOD” means any process or method the use or practice of which, but for the license pursuant to this Agreement, would infringe any VALID CLAIM under REGENTS’ PATENT RIGHTS in that country in which the LICENSED METHOD is used or practiced.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.5	“LICENSED PRODUCTS” means all products or component parts or services, the manufacture, use, SALE, offer for SALE, or import of which: a) would require the performance of the LICENSED METHOD; or b) but for the license granted pursuant to this Agreement, would infringe a VALID CLAIM under REGENTS’ PATENT RIGHTS.

2.6	“LICENSED SERVICE” means provision of a service for a third party, the performance of which comprises the use of a LICENSED METHOD or a LICENSED PRODUCT.

2.7	“LICENSED TERRITORY” means worldwide, where REGENTS PATENT RIGHTS exist.

2.8	“NET SALES” means amounts invoiced by LICENSEE or a sublicensee for SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS in the Territory less the sum of the following actual and customary deductions where applicable: cash, trade or quantity discounts including, without limitation, discounts or rebates to governmental, supranational, buying groups (such as PAHO, UNICEF, or the Gulf Consortium), or managed care organizations, credits or deductions for rejected product, returns, expired product or bad debts; sales, use, tariff, import/export duties or other excise taxes or duties (but not income taxes derived from such sales); and handling and transportation charges; and value added taxes but only to the extent such tax is not subject to a credit and deduction to a taxing authority.

2.9	“REGENTS’ PATENT RIGHTS” means all of REGENTS’ rights, title and interests in the following:

i.	[ * ];

ii.	[ * ];

iii.	[ * ];

iv.	[ * ];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

v.	[ * ];

vi.	[ * ];

vii.	[ * ];

viii.	[ * ];

ix.	[ * ];

x.	[ * ];

xi.	[ * ];

xii.	[ * ];

xiii.	and continuing applications thereof including divisions, substitutions, extensions and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority filing date of the parent patent application), any patents issuing on said application or continuing applications including reissues; and any corresponding foreign patents or applications.

2.10	“SALE” means, for LICENSED PRODUCTS and LICENSED SERVICES, the act of selling, leasing or otherwise transferring, providing, or furnishing such product or service, and for LICENSED METHOD the act of performing such method for any consideration. Correspondingly, “SOLD” means to have made or caused to be made a SALE.

2.11

“VALID CLAIM” shall mean a claim in an issued, unexpired patent or in a pending patent application (which claim is pending for no more than [ * ] years) within Licensed Patent Rights that (a) has not been cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction from which no appeal has or can be taken, (b) has not been revoked, held invalid, or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding. If a claim is pending for more than [ * ] years and latter issues in a patent, then as of the patent issue date, the claim again becomes a VALID CLAIM.

3.	GRANT

3.1	Subject to the terms and conditions set forth in this Agreement, including the license granted to the U.S. Government and the rights reserved in Paragraph 3.3, REGENTS hereby grants and LICENSEE hereby accepts an exclusive worldwide royalty-bearing sublicensable license under REGENTS’ PATENT RIGHTS to make, have made, use, have used, SELL, have SOLD, import, and have imported LICENSED PRODUCTS and LICENSED SERVICES, and to practice the LICENSED METHOD, in the LICENSED FIELD OF USE anywhere in the world to the extent such grant is legal, for ultimate use only by end users in the LICENSED TERRITORY.

3.2	The license under Paragraph 3.1 will be exclusive for a term commencing on the Effective Date and ending on the date of the last-to-expire VALID CLAIM under REGENTS’ PATENT RIGHTS, unless earlier terminated as permitted herein.

3.3	Nothing in this Agreement will be deemed to limit the right of REGENTS to publish any and all technical data resulting from any research performed by REGENTS relating to the INVENTION. REGENTS expressly reserves the right to use the INVENTION and related technology for its educational and research purposes; to disseminate the other tangible materials associated with, or required to practice the INVENTION and/or the REGENTS’ PATENT RIGHTS to researchers at nonprofit institutions for their educational and research purposes.

3.4	This Agreement will terminate immediately if LICENSEE files a claim, including in anyway, the assertion that any portion of the REGENTS’ PATENT RIGHTS is invalid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.5	LICENSEE will have a continuing responsibility to keep REGENTS informed of the large/small entity status, as defined in 15 U.S.C. 632, of itself and its sublicensees.

3.6	The INVENTION was funded in part by the U.S. Government. In accordance with PL 96-517 as amended by PL 98-620, to the extent required by law or regulation, any products covered by patent applications or patents claiming the INVENTION and sold in the United States will be substantially manufactured in the United States.

4.	SUBLICENSES

4.1	REGENTS also grants to LICENSEE the right to sublicense to AFFILIATES and third parties some or all of its rights hereunder provided that LICENSEE has exclusive rights under this Agreement to the rights being sublicensed at the time of sublicensing. LICENSEE agrees to use its CRE to ensure that all sublicensees fulfill their obligations under their sublicense. Every such sublicense will include:

(a)	a statement setting forth the date upon which LICENSEE’S exclusive rights, privileges, and license hereunder will expire;

(b)	as applicable, all the rights of, and require the performance of all the obligations due to, REGENTS (and, if applicable, the United States Government) under this Agreement other than those rights and obligations specified in Article 5 (License Issue Fee) and Paragraph 6.5 (minimum annual royalty);

(c)	a provision requiring payment of royalties to LICENSEE in an amount sufficient to permit LICENSEE to meet its royalty obligations to REGENTS at the rates and bases set forth in this Agreement; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)	the same provision for indemnification of REGENTS as has been provided for in this Agreement.

4.2	In the event LICENSEE grants a sublicense to the REGENTS’ PATENT RIGHTS, LICENSEE shall pay REGENTS [ * ] of any SUBLICENSING REVENUE (the “SUBLICENSING REVENUE PERCENTAGE” or “SLP”) received by LICENSEE from such sublicensee where “SUBLICENSING REVENUE” means, up front license fee payments and/or annual license fees attributable to the grant of a sublicense of rights under this Agreement, but shall exclude, royalties, milestone payments (but subject to the last paragraph of this subsection), research funding plus reasonable overhead and profit, amounts at up to [ * ] of fair market value directly for development, sales, and/or marketing activities, debt financing at up to [ * ] of fair market value, purchase of equity at up to [ * ] of fair market value reimbursement of patent filing, prosecution and maintenance expenses.

In the event a LICENSED PRODUCT(S) is modified or combined with other products or patents owned or controlled by LICENSEE or a third party as part of a therapeutic or prophylactic vaccine, the SLP shall be reduced (the “Adjusted SLP”) to [ * ]. For sake of clarity, LICENSED PRODUCT(S) and LICENSED PATENTS are not adequate or sufficient to produce a vaccine for use in humans. LICENSEE has made multiple modifications to the LICENSED PRODUCT(S) in one or more preclinical candidates to make suitable for use in humans, including without limitation removal of antibiotic resistance, addition of transcriptional terminators, and/or selection of a promoter. In addition, LICENSEE’S vaccine platform includes multiple proprietary elements, including but not limited to ActA deletion in vaccine strain, InlB deletion in vaccine strain, codon optimization in vaccine strain, selection of antigen in vaccine strain, selection of additional antigen in vaccine strain, manufacturing of vaccine, formulation of vaccine, and combination of vaccine with another therapy/therapeutic, and further modifications and combinations may be necessary.

In the event a LICENSED PRODUCT(S) is combined with other products to produce a commercial product that is not a vaccine, where SLP is the sublicensing revenue percentage set forth in Article 4.2 (“Sublicensing Revenue Percentage”), C is [ * ] and B is the total combined Sublicensing Revenue Percentage:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Adjusted Sublicensing Revenue Percentage = SLP × (C/B)

- or -

Adjusted SLP = [ * ]% × [ * ]%/B

However, in no event shall the adjustments contemplated by this paragraph reduce the effective Sublicensing Revenue Percentage payable to Regents to less than [ * ].

4.3	LICENSEE will notify REGENTS of each sublicense granted hereunder and furnish to REGENTS a copy of each such sublicense agreement, provided any provisions that are not relevant to LICENSEE’S fulfillment of its obligations under this Agreement may be redacted.

4.4	LICENSEE will deliver all reports due REGENTS and received from sublicensees.

4.5	AFFILIATES will have no licenses under REGENTS’ PATENT RIGHTS except as granted by sublicense pursuant to this Agreement.

4.6	LICENSEE will collect and guarantee payment of all monies and other consideration due REGENTS as a consequence of sublicenses, and deliver all reports due REGENTS and received from sublicensees, provided LICENSEE may require sublicensees to make reports and payments directly to REGENTS in the interests of timing.

4.7	Upon termination of this Agreement for any reason, all sublicenses that are granted by LICENSEE pursuant to this Agreement where the sublicensee is in compliance with its sublicense agreement as of the date of such termination will remain in effect and, will be assigned to REGENTS except that REGENTS will not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of REGENTS set forth in this Agreement.

4.8

If REGENTS (to the extent of the actual knowledge of the licensing professional responsible for administration of this case) or a third party discovers and notifies that licensing professional that the INVENTION is useful for a new and novel application covered by the LICENSED FIELD OF USE (the “NEW USE”) based

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

upon substantial and reliable scientific data, but for which LICENSED PRODUCTS have not been developed or are not currently under development by LICENSEE, then REGENTS, as represented by the Office of Technology Licensing, shall give written notice to LICENSEE with full details so that LICENSEE can make a decision as to development except for: 1) information that is subject to restrictions of confidentiality with third parties, and 2) information which originates with REGENTS’ personnel who do not assent to its disclosure to LICENSEE.

LICENSEE shall have [ * ] days to give REGENTS written notice stating whether LICENSEE elects to develop LICENSED PRODUCTS for the application, a longer period may be mutually agreed to consider the novel use and the scientific basis for the same.

If LICENSEE elects to develop and commercialize the proposed LICENSED PRODUCTS for the new application, LICENSEE shall submit a commercially reasonable development and commercialization plan within [ * ] days of such notice and provide progress reports pursuant to Article 8.

If LICENSEE elects not to develop and commercialize the proposed LICENSED PRODUCTS for use in the new application, REGENTS may seek (a) third party(ies) to develop and commercialize the proposed LICENSED PRODUCTS for the new application. If REGENTS is successful in finding a third party, it shall refer such third party to LICENSEE. If the third party requests a sublicense under this Agreement, then LICENSEE shall report the request to REGENTS within [ * ] days from the date of such written request. If the request results in a sublicense, then LICENSEE shall report it to REGENTS pursuant to Paragraph 4.3.

LICENSEE agrees to negotiate in good faith with such third party to agree upon a sublicense of rights to develop a product solely for the NEW USE on commercially reasonable terms. If LICENSEE and the third party are unable agree on the terms for such a sublicense, then within [ * ] days after such refusal LICENSEE shall submit to REGENTS a report specifying the license terms proposed by the third party and a written justification for LICENSEE’s refusal to grant the proposed sublicense. If REGENTS, at its sole discretion determines that the terms of the sublicense proposed by the third party are reasonable under the totality of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

circumstances, taking into account LICENSEE’s LICENSED PRODUCTS in development and the commercial and other circumstances and considerations relating to LICENSEE’s development and commercialization efforts of LICENSED PRODUCTS, then REGENTS shall have the right to grant to the third party a license to make, have made, use, sell, offer for sale and import products for use in the LICENSED FIELD OF USE at substantially the same terms last proposed to LICENSEE by the third party providing the commercial terms of such license, including but not limited to royalty rates, are at least equal to those paid by LICENSEE.

5.	LICENSE ISSUE FEE

5.1	LICENSEE will pay to REGENTS a non-creditable, non-refundable license issue fee of Twenty Five Thousand U.S. Dollars ($25,000) due upon signing of this Agreement.

5.2	This fee is non-refundable and not an advance against royalties.

6.	ROYALTIES

6.1	LICENSEE will pay to REGENTS earned royalties at the rate of [ * ] of the NET SALES of LICENSED PRODUCT(S) OR LICENSED METHOD; subject to the following:

i.	If LICENSEE [ * ] to make any payment (including royalties or other license fees) to a third party to obtain a license or other patent rights [ * ], such third party payments will be creditable against amounts owed to REGENTS in the order such amounts are owed until fully credited, provided that [ * ] will credits reduce royalties owed to REGENTS by more than [ * ] of amounts owed to REGENTS [ * ].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ii.	Modified or Combined Royalty Adjustment

In the event a LICENSED PRODUCT(S) is modified by or combined with other products or patents owned or controlled by third party in order to produce product(s) for development or commercialization, whether by LICENSEE or a LICENSEE sublicensee, in which the commercial product is a therapeutic or prophylactic vaccine, the earned royalty due to REGENTS shall be adjusted to [ * ].

In the event a LICENSED PRODUCT(S) is combined with other technologies patented by third party in order to produce product(s) for development or commercialization, whether by LICENSEE or a LICENSEE sublicensee, in which the commercial product is not a vaccine and the total combined royalty burden on Net Sales exceeds [ * ], the earned royalty due to REGENTS shall be adjusted according to the following formula, where R is the royalty set in the first paragraph of this paragraph 6.1 (“Set Royalty”), C is [ * ] and B is the total combined royalty burden.

Adjusted royalty = R × (C/B)

For example, if LICENSEE’s total combined royalty is [ * ] and the Set Royalty is [ * ], the adjusted royalty due to REGENTS would be [ * ] × [ * ], or [ * ]. Notwithstanding the foregoing, in no event shall the royalty due to REGENTS under the above formula for a product that is not a therapeutic or prophylactic vaccine be less than [ * ] of the Set Royalty. If LICENSEE utilized the unadjusted Sublicensing Revenue Percentage in 4.2, then LICENSEE may not adjust Net Royalty from a sublicense under 6.1.

6.2	Royalties will be payable on SALES covered by both pending patent applications and issued patents.

6.3	Royalties accruing to REGENTS will be paid to REGENTS quarterly within [ * ] days after the end of each calendar quarter, and [ * ] days with respect to NET SALES by sublicensees.

6.4	LICENSEE will also pay to REGENTS an annual license maintenance fee of Five Thousand Dollars ($5,000) beginning on the first anniversary date of the Effective Date and on each anniversary of the Effective Date thereafter during the term of the AGREEMENT until the first SALE by LICENSEE of a LICENSED PRODUCT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.5	Beginning in the first calendar year after the first occurrence of NET SALES and in each succeeding calendar year thereafter, LICENSEE will pay to the REGENTS a minimum annual royalty of [ * ] for the life of this Agreement. This minimum annual royalty will be paid to the REGENTS by January 30 of each year and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

6.6	LICENSEE will pay the following one-time milestone payment:

(a)	For the first LICENSED PRODUCT, LICENSEE shall pay to REGENTS a milestone payment of [ * ] upon [ * ] and;

(b)	For the first LICENSED PRODUCT, LICENSEE shall pay to REGENTS a milestone payment of [ * ] upon [ * ] and;

(c)	For the first LICENSED PRODUCT, LICENSEE shall pay to REGENTS a milestone payment of [ * ] upon [ * ].

6.7	All payments due REGENTS will be payable in United States Dollars. When LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD are SOLD for monies other than United States Dollars, royalties will first be determined in the foreign currency of the country in which the SALE was made and then converted into equivalent United States Dollars. The exchange rate will be that rate quoted in the Wall Street Journal on the average of last [ * ] business days of the reporting period.

6.8	Payments due for SALES occurring in any country outside the United States will be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. LICENSEE will also be responsible for all bank transfer charges, shall cooperate with REGENTS in the recovery of any amounts paid by LICENSEE on REGENTS’ behalf.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.9	LICENSEE will make all payments under this Agreement by check payable to “The Regents of the University of California” and forward it to REGENTS at the address shown in Article 23 (Notices).

6.10	No earned royalties will be collected or paid to REGENTS hereunder on SALES to, or for use by, the United States Government. LICENSEE will reduce the amount charged for such SALES by an amount equal to the earned royalty otherwise due REGENTS as provided herein.

7.	DUE DILIGENCE

7.1	LICENSEE will use its CRE to proceed with the development, manufacture, and SALE of LICENSED PRODUCTS, LICENSED SERVICES, and the LICENSED METHOD, and will use its CRE to manufacture them in quantities sufficient to meet the market demand.

7.2	In addition to its obligations under Paragraph 7.1, LICENSEE specifically commits to achieving the following objectives in its due diligence activities under this Agreement:

Due Diligence Objective for Polyvalent Vaccine	Year Completed

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

7.3

If LICENSEE is unable to meet any of its diligence obligations set forth in Paragraphs 7.1 and 7.2, then REGENTS will so notify LICENSEE of failure to perform. LICENSEE will have the right and option to extend the target date of any such due diligence obligation for a period of [ * ] months upon the payment of [ * ] within [ * ] days of the date to be extended for each such extension option exercised by LICENSEE, and all following milestone dates shall be adjusted accordingly.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSEE may further extend the target date of any diligence obligation for an additional [ * ] months upon payment of an additional [ * ], and all following milestone dates shall be adjusted accordingly. Additional extensions may be granted only by mutual written agreement of the parties to this Agreement. These payments are in addition to the minimum royalty payments specified in Paragraph 6.5. Should LICENSEE opt not to extend the obligation or fail to meet it by the extended target date, then REGENTS will have the right and option either to terminate this Agreement or to reduce LICENSEE’s exclusive license to a non-exclusive royalty-bearing license. This right, if exercised by REGENTS, supersedes the rights granted in Article 3. The right to terminate this Agreement or reduce LICENSEE’s exclusive license granted hereunder to a non-exclusive license will be REGENTS’ sole remedy for breach of Paragraph 7.1 or 7.2.

7.4	At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of Paragraphs 7.1 and 7.2 will be settled by a single arbitrator as part of an arbitration conducted in San Francisco, California in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) will be binding on the parties and may be entered by either party in the court or forum having jurisdiction. In determination of due diligence, the arbitrator may determine solely the issues of fact or law with respect to termination of LICENSEE’s rights under this Agreement but will not have the authority to award monetary damages or grant equitable relief.

7.5	To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 7.1 or 7.2, REGENTS will give LICENSEE written notice of the deficiency. LICENSEE thereafter has [ * ] days to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the [ * ] - day period, then REGENTS may, at its option, either terminate the Agreement or reduce LICENSEE’s exclusive license to a non-exclusive license by giving written notice to LICENSEE. These notices will be subject to Article 23 (Notices).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.	PROGRESS AND ROYALTY REPORTS

8.1	For the period beginning March 31, 2012, LICENSEE will submit to REGENTS a semi-annual progress report covering LICENSEE’s activities related to the development and testing of all LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD and the obtaining of necessary governmental approvals, if any, for marketing in the United States. These progress reports will be made for all development activities until the first SALE occurs in the United States.

8.2	Each progress report will be a sufficiently detailed summary of activities of LICENSEE and any sublicensees so that REGENTS may evaluate and determine LICENSEE’s progress in development of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and in meeting its diligence obligations under Article 7, and will include (to the extent relevant at the time of reporting) the following: summary of work completed and in progress; current schedule of anticipated events and milestones, including diligence milestones under Paragraph 7.2; anticipated market introduction dates for the licensed territories; and sublicensee’s activities during the reporting period.

8.3	LICENSEE also will report to REGENTS in its immediately subsequent progress and royalty reports, the date of first SALE.

8.4	After the first SALE anywhere in the world, LICENSEE will make quarterly royalty reports to REGENTS within [ * ] days after the quarters ending March 31, June 30, September 30, and December 31, of each year. Each such royalty report will include at least the following:

(a)	The number of LICENSED PRODUCTS manufactured and the number SOLD;

(b)	Gross revenue from SALE of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD;

(c)	NET SALES pursuant to Paragraph 2.8;

(d)	Total royalties due REGENTS; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)	Names and addresses of any new sublicensees along with a summary of the material terms of each new sublicense agreement entered into during the reporting quarter.

8.5	If no SALES have occurred during the report period, a statement to this effect is required in the royalty report for that period.

9.	BOOKS AND RECORDS

9.1	LICENSEE will keep full, true, and accurate books and records containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS and LICENSEE’s compliance with other obligations under this Agreement. Said books and records will be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and records and the supporting data will be open at all reasonable times during normal business hours upon reasonable notice, for [ * ] years following the end of the calendar year to which they pertain, to the inspection and audit by representatives of REGENTS for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement. Such representatives will be bound to hold all information in confidence except as necessary to communicate LICENSEE’s non-compliance with this Agreement to REGENTS.

9.2	The fees and expenses of REGENTS’ representatives performing such an examination will be borne by REGENTS. However, if an error in underpaid royalties to REGENTS of more than [ * ] of the total royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by LICENSEE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.	LIFE OF THE AGREEMENT

10.1	Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will have the same terms as that of the licenses set forth in Section 3.2.

10.2	Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles:

Article 2	Definitions
Article 4	Sublicenses
Article 9	Books and Records
Article 10	Life of the Agreement
Article 13	Disposition of Licensed Products Upon Termination
Article 16	Use of Names and Trademarks
Article 17	Limited Warranties and Limit of Liability
Article 19	Indemnification
Article 23	Notices
Article 24	Late Payments
Article 26	Confidentiality
Article 29	Applicable Law; Venue

10.3	Any termination of this Agreement will not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and will not relieve any obligations, of either party to the other party, accruing prior to termination.

11.	TERMINATION BY REGENTS

If LICENSEE materially breaches any material term of this Agreement, then REGENTS may give written notice of such material breach (“Notice of Default”) to LICENSEE. If LICENSEE should fail to remedy such material breach within ninety (90) days of the effective date of such notice, REGENTS will have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement will automatically terminate on the effective date of such notice. Such termination will not relieve LICENSEE of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of REGENTS. These notices will be subject to Article 23 (Notices).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.	TERMINATION BY LICENSEE

12.1	LICENSEE will have the right at any time to terminate this Agreement in whole or as to any portion of REGENTS’ PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination will be subject to Article 23 (Notices) and termination of this Agreement will be effective ninety (90) days after the effective date of such notice.

12.2	Any termination pursuant to Paragraph 12.1 will not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of REGENTS arising under this Agreement prior to such termination.

13.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

Upon termination of this Agreement, for a period of one year after the date of termination LICENSEE may complete and SELL any partially made LICENSED PRODUCTS and continue to render any previously commenced LICENSED SERVICES, and continue the practice of LICENSED METHOD only to the extent necessary to do so; provided, however, that all such SALES will be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

14.	PATENT PROSECUTION AND MAINTENANCE

14.1

REGENTS will diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS’ PATENT RIGHTS, subject to LICENSEE’S reimbursement REGENTS’ out of pocket costs under Article 14.3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

below, and all patent applications and patents under REGENTS’ PATENT RIGHTS will be held in the name of REGENTS. REGENTS will have sole responsibility for retaining and instructing patent counsel chosen together with LICENSEE, but continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTION shall be subject to the approval of LICENSEE. If LICENSEE rejects three of REGENTS’ choice of prosecution counsel, then REGENTS may select new prosecution counsel without LICENSEE’s consent. REGENTS shall promptly provide LICENSEE with copies of all documentation so that LICENSEE may be currently informed and apprised of the continuing prosecution and LICENSEE agrees to keep this documentation confidential in accordance with Article 26. LICENSEE may comment upon such documentation provided, however, that if LICENSEE has not commented upon such documentation in reasonable time for REGENTS to sufficiently consider LICENSEE’s comments prior to the deadline for filing a response with the relevant government patent office, REGENTS will be free to respond appropriately without consideration of LICENSEE’s comments. LICENSEE and LICENSEE’s patent counsel will have the right to consult with patent counsel chosen by REGENTS.

14.2	REGENTS will use reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE to protect the LICENSED PRODUCTS contemplated to be SOLD or to be practiced under this Agreement.

14.3	Subject to Paragraphs 14.4 and 14.5, all past (unreimbursed), present, and future costs for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents under REGENTS’ PATENT RIGHTS will be borne by LICENSEE, so long as the licenses granted to LICENSEE herein are exclusive. To date the unreimbursed past patent costs are approximately Twenty Thousand Two Hundred Eighty U.S. Dollars (U.S.$20,280) Payments are due within [ * ] days after receipt of invoice from REGENTS. If, however, REGENTS reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Paragraphs 7.3, 7.4, or 7.5 and REGENTS grants additional license(s), the costs of preparing, filing, prosecuting and maintaining such patent applications and patents will be divided equally among the licensed parties from the effective date of each subsequently granted license agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.4	LICENSEE’s obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs will continue for so long as this Agreement remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon [ * ] months’ written notice to REGENTS. REGENTS will use its best efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such applications or patents at its sole discretion and expense; provided, however, that LICENSEE will have no further right or licenses thereunder.

15.	MARKING

LICENSEE agrees to mark LICENSED PRODUCT(S) (or their containers or labels) made, sold, licensed or otherwise disposed of in the United States under the license granted in this Agreement with the patent numbers of any applicable U.S. patent(s) in accordance with applicable U.S. laws. All LICENSED PRODUCTS shipped to, manufactured, or sold in other countries will be marked in such manner as to conform with the patent laws and practice of such countries.

16.	USE OF NAMES AND TRADEMARKS

Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by REGENTS, the use by LICENSEE of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited.

17.	LIMITED WARRANTIES AND LIMITATION OF LIABILITY

17.1	REGENTS warrants to LICENSEE that it has the lawful right to grant this license.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17.2	This license and the associated INVENTION are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, REGENTS’ PATENT RIGHTS, LICENSED PRODUCT(S), LICENSED SERVICES OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3	SUBJECT TO LICENSEE’S DUTIES UNDER ARTICLE 19 FOR CLAIMS OF THIRD PARTIES, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTIAL, SPECIAL, INDIRECTOR OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, REGENTS’ PATENT RIGHTS, LICENSED METHOD, OR LICENSED PRODUCT(S).

17.4	Nothing in this Agreement is or will be construed as:

(a)	A warranty or representation by REGENTS as to the validity, enforceability or scope of any REGENTS’ PATENT RIGHTS; or

(b)	A warranty or representation that anything made, used, or SOLD under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)	An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 18; or

(d)	Conferring by implication, estoppel, or otherwise any license or rights under any patents of REGENTS other than REGENTS’ PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to REGENTS’ PATENT RIGHTS; or

(e)	An obligation to furnish any know-how not provided in the patents and patent applications under REGENTS’ PATENT RIGHTS

18.	PATENT INFRINGEMENT

18.1	In the event that a party (for the REGENTS, to the extent of actual knowledge of the licensing professional responsible for administration of this Agreement) learns

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of the substantial infringement of any REGENTS’ PATENT RIGHTS under this Agreement, they will promptly provide the other party with notice and reasonable evidence of such infringement (“Infringement Notice”). During the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither party will notify a third party, including the infringer, of the infringement without first obtaining consent of the other party, which consent will not be unreasonably withheld. If agreed by the parties, both parties will use diligent efforts, in cooperation with each other, to terminate such infringement without litigation.

18.2	If the infringing activity of potential commercial significance has not been abated within [ * ] days following the effective date of the Infringement Notice, LICENSEE may institute suit for patent infringement against the infringer. REGENTS may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join REGENTS in a suit initiated by LICENSEE without REGENTS’ prior written consent, If, in a suit initiated by LICENSEE, REGENTS is involuntarily joined other than by LICENSEE, LICENSEE will pay any costs incurred by REGENTS arising out of such suit, including but not limited to, any legal fees of counsel that REGENTS selects and retains to represent it in the suit.

If, within [ * ] days following the effective date of the Infringement Notice, the infringing activity of potential commercial significance has not been abated and if LICENSEE has not brought suit against the infringer, REGENTS may institute suit for patent infringement against the infringer. If REGENTS institutes such suit, LICENSEE may not join such suit without REGENTS’ consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of REGENTS’ suit or any judgment rendered in that suit.

18.3

Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided that legal action brought jointly by REGENTS and LICENSEE and participated in by both, will be at the joint expense of the parties and all recoveries will be allocated in the following order: a) to each party reimbursement in equal amounts of the attorney’s costs, fees, and other related expenses to the extent each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and b) any remaining amount shared jointly by them in proportion to the share of expenses paid by each party, but in no event will REGENTS’ share be less than [ * ] of such remaining amount if REGENTS is a party.

18.4	Each party will cooperate with the other in litigation instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the action, except that REGENTS may be represented by counsel of its choice in any suit brought by LICENSE.

18.5	Any agreement made by LICENSEE for the purposes of settling litigation or other dispute shall comply with the requirements of Article 4 (Sublicenses) of this Agreement.

19.	INDEMNIFICATION

19.1	LICENSEE will, and will require its sublicensees, to indemnify, hold harmless, and defend REGENTS, its officers, employees, and agents, sponsor(s) of the research that led to the INVENTION, the inventors of any patents and patent applications in REGENTS’ PATENT RIGHTS, and their employers (“REGENTS INDEMNITEES”) against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising of exercise of this license or any sublicense, including without limitation any cause of action relating to product liability. This indemnification will include, but not be limited to, any product liability; provided that LICENSEE and sublicensees shall not be responsible for any losses caused by breach of this Agreement by REGENTS.”

19.2	LICENSEE, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

(a)	prior to clinical trials, Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence	$500,000
Products/Completed Operations Aggregate	$0.
Personal and Advertising Injury	$0.
General Aggregate	$1,000,000

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	upon the earlier of any clinical trials, Commercial Form General Liability Insurance (contractual Liability included) with limits as follows:

Each Occurrence	$5,000,000
Products/Completed Operations Aggregate	$5,000,000
Personal and Advertising Injury	$0.
General Aggregate	$3,000,000

(c)	upon the earlier of the first commercial sale of a LICENSED PRODUCT, LICENSED SERVICE and LICENSED METHOD, Commercial Form General Liability Insurance (contractual Liability included) with limits as follows:

Each Occurrence	$5,000,000
Products/Completed Operations Aggregate	$10,000,000
Personal and Advertising Injury	$5,000,000
General Aggregate	$10,000,000

If the above insurance is written on a claims-made form, it shall continue for three (3) years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the first commercial sale of Licensed Product; and

(d)	worker’s compensation as legally required in the jurisdiction in which LICENSEE is doing business.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19.3	The coverage and limits referred to in Subparagraphs 19.2a, 19.2b and 19.2c above will not in any way limit the liability of LICENSEE under this Article. Upon the execution of this Agreement, LICENSEE will furnish REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates will:

(a)	provide for [ * ] days’ ([ * ] days for non-payment of premium) advance written notice to REGENTS of any cancellation of insurance coverages; LICENSEE will promptly notify REGENTS of any material reduction of the insurance coverages below the amounts required hereunder; and

(b)	indicate that REGENTS has been endorsed as an additional insured under the coverage described above in Subparagraph l9.2.

(c)	include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by REGENTS.

19.4	REGENTS will promptly notify LICENSEE in writing of any claim or suit brought against REGENTS for which REGENTS intends to invoke the provisions of this Article 19. LICENSEE will keep REGENTS informed of its defense of any claims pursuant to this Article 19.

20.	COMPLIANCE WITH LAWS

LICENSEE will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, SALE or import of the LICENSED PRODUCTS, LICENSED SERVICES, or practice of the LICENSED METHOD. LICENSEE understands that REGENTS is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS’ obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license will not be required nor that, if required, it will be issued.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

21.	GOVERNMENT APPROVAL OR REGISTRATION

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify REGENTS if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

22.	ASSIGNMENT

Neither this Agreement nor any right or obligation hereunder may be assigned, delegated or otherwise transferred, in whole or in part, by either party without the prior express written consent of the other; provided, however, that either party may, without written consent of the other, assign this Agreement and its rights and delegate its obligations hereunder to its successors, or in connection with the transfer or sale of all or substantially all of such party’s assets or business related to this Agreement, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 22 shall be void. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties. The REGENTS may assign to an invention management organization without LICENSEES approval, provided that the organization is managing the inventions on behalf of the University of California, Berkeley.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

23.	NOTICES

All notices under this Agreement shall be in writing and may be delivered in person, or mailed by registered or certified U.S. mail, or sent by nationally-recognized overnight courier. All such notices shall be deemed delivered at the following address.

To REGENTS:	Office of Technology Licensing
2150 Shattuck Avenue, Suite 510
Berkeley, CA 94704-1347
Attn.: Director (UC Case No.: [ * ])

To LICENSEE:	Aduro Biotech
626 Bancroft Way
Berkeley, CA 94710-2224
Attn.: Steven Bodovitz <sbodovitz@adurobiotech.com>

If received on a day other than a business day, then such notice shall be deemed delivered on the next business day at the address of receipt. Either party may change its address upon written notice to the other party.

24.	LATE PAYMENTS

If monies owed to REGENTS under this Agreement are not received by REGENTS when due, LICENSEE will pay to REGENTS interest charges at a rate of ten percent (10%) per annum. Such interest will be calculated from the date payment was due until actually received by REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of REGENTS related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 25 (Waiver) of this Agreement.

25.	WAIVER

The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

26.	CONFIDENTIALITY

26.1	Each party will secure and hold the other party’s proprietary business and technical information, patent prosecution material and other proprietary information, including the negotiated terms of this Agreement, in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license agreements of a similar nature. This obligation will expire [ * ] years after the termination or expiration of this Agreement.

26.2	Nothing contained herein will in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:

(a)	at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

(b)	the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

(c)	is independently made available to the receiving party without restrictions as a matter of right by a third party; or

(d)	is subject to disclosure under the California Public Records Act or other requirements of law.

26.3

REGENTS will be free to release to the inventors and senior administrators employed by REGENTS the terms and conditions of this Agreement upon their request. If such release is made, REGENTS will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others. Should a third party inquire whether a license to REGENTS’ PATENT RIGHTS is available, REGENTS may disclose the existence of this Agreement and the extent of the grant in Articles 3 and 4 to such third party, but will not disclose the name of LICENSEE unless LICENSEE has already made such disclosure publicly, except where REGENTS is required to release information under either the California Public Records Act or other applicable law, provided REGENTS gives prior written notice to LICENSEE of such disclosure. REGENTS can publicly identify LICENSEE’s corporate name and contact information as an entity with which REGENTS has an agreement that involves the commercialization of technology developed at the University of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

California, Berkeley; however this exception does not cover other information about this AGREEMENT, including INVENTIONS and INVENTORS, when used in association with LICENSEE’s name

26.4	LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within [ * ] days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information will be subject to the confidentiality provisions set forth in Article 26.1. LICENSEE and REGENTS agree to provide each other, within [ * ] days following termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.

27.	FORCE MAJEURE

Except for LICENSEE’s obligation to make any payments to REGENTS hereunder (assuming that the ability of LICENSEE to recover revenue and make payments is unimpaired by the force majeure), the parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties’ respective obligations hereunder will resume.

28.	SEVERABILITY

The provisions of this Agreement are severable, and in the event that any provision of this Agreement will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

29.	APPLICABLE LAW AND VENUE

THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application under REGENTS’ PATENT RIGHTS will be determined by the applicable law of the country of such patent or patent application. Any legal action brought by the parties relating to this Agreement will be conducted in San Francisco, California.

30.	SCOPE OF AGREEMENT

This Agreement incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.

31.	HEADINGS

Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

32.	COUNTERPARTS

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

33.	ELECTRONIC COPY

The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE		ADURO BIOTECH
UNIVERSITY OF CALIFORNIA

By	/s/ Irvin J. Mettler	By	/s/ Stephen Isaacs
Irvin J. Mettler, Ph.D.
	Associate Director	Printed Name	Stephen Isaacs
Office of Technology Licensing
		Title	CEO

Date	March 15, 2012	Date	March 15, 2012

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.